UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2020

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 8.01 below and in Item 1.01 of Cantel Medical Corp.’s (the “Company”) Current Report on Form 8-K filed on May 15, 2020 is incorporated by reference into this Item 3.02.

The Company offered and sold the Notes (as defined below) to the Initial Purchasers (as defined below) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers are initially offering the Notes only to persons reasonably believed to be “qualified institutional buyers” pursuant to an exemption from registration provided by Rule 144A under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers. The Notes and common stock of the Company, par value $0.10 per share, issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01. Other Events.

As previously disclosed, on May 15, 2020, the Company completed its previously announced issuance and sale of $140 million aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2025 (the “Notes”). As previously disclosed, in connection with pricing the Notes, the Company granted to the initial purchasers of the Notes (the “Initial Purchasers”) an option to purchase, for settlement within a period of 13 days from, and including, the date the Company first issued the Notes, up to an additional $28 million aggregate principal amount of the Notes (the “Option”).

On May 20, 2020, the Initial Purchasers fully exercised the Option, for $28 million aggregate principal amount of the Notes (the “Additional Notes”), and on May 22, 2020, the Company completed the issuance and sale of the Additional Notes. The net proceeds to the Company from the issuance and sale of the Additional Notes were approximately $27.2 million, after deducting the Initial Purchasers’ discounts and commissions and before the cost of offering expenses payable by the Company.

On May 22, 2020, the Company issued a press release announcing the completion of the issuance and sale of the Additional Notes. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release, dated May 22, 2020
Exhibit 104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

By:	/s/ Shaun M. Blakeman
Shaun M. Blakeman
Chief Financial Officer

Dated: May 22, 2020